UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                         JULY 15, 2010 (JULY ___, 2010)
                Date of Report (Date of earliest event reported)


                                REGAL GROUP INC.
             (Exact name of registrant as specified in its charter)


            NEVADA                 333-134536             PENDING
 (State or other jurisdiction (Commission File No.)    (IRS Employer
      of incorporation)                             Identification No.)


                              3723 E. MAFFEO ROAD
                            PHOENIX, ARIZONA  89050
              (Address of principal executive offices) (Zip Code)

                                  516-659-6677
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))









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ITEM 8.01  OTHER EVENTS.

        On  July  15,  2010,  Regal  Group,  Inc.,  a  Nevada  Corporation  (the
"Company"), issued a press release announcing that the Company, certain shareholders of the Company (the "Regal Shareholders"), UHF Logistics Limited, a Hong Kong corporation ("UHF"), certain shareholders of UHF (the "Selling Shareholders") and certain senior management members (the "Shenzhen Shareholders") of Shenzhen Rui Pu Da Electronic Technology Company, Ltd., a China corporation ("Shenzhen RPD") and a subsidiary of UHF, finalized a Share Exchange Agreement (the "Exchange Agreement"), pursuant to which the Company will acquire all of the issued and outstanding shares of UHF from the Selling Shareholders in exchange for 12,000,000 shares of the Company's common stock, par value $0.001. In addition, the Exchange Agreement provided that the Regal Shareholders shall sell an aggregate of 14,500,000 shares of the Company's common stock, par value $0.01 to the Shenzhen Shareholders, for a purchase price of US$145,000.

      The effectiveness of the Exchange Agreement is subject to the fulfillment of customary closing conditions, including the receipt of the necessary regulatory approvals, receipt by the Company of legal opinions from Chinese counsel opining on the legality of the proposed transaction, as well as receipt by the Company of audited financial statements of UHF and Shenzhen RPD, prepared in accordance with GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

      The Company will file an amended Form 8-K with the required Form 10 information disclosing all information relating to the Exchange Agreement within four (4) business days from the date of the effectiveness of the Exchange Agreement and the formal closing of the transaction.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

99.1  Press Release





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


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Dated: July 15, 2010             REGAL GROUP INC.
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                         By:     /s/ Eric Wildstein
                                 Name:  Eric Wildstein
                                 Title:  President, Chief Executive Officer and Director
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